Capstone Companies Announces Year End 2019 Financial Results and Conference Call

DEERFIELD BEACH, FL, March 19, 2020 – Capstone Companies, Inc. (OTC: CAPC) (“Capstone” or the “Company”), a designer, manufacturer and marketer of consumer inspired products that bridge technological innovations with today’s lifestyle, announced today that it will release its Year-End 2019 financial results on Monday, March 30, 2020.
The Company will host a conference call and webcast, in which President and Chief Executive Officer Stewart Wallach and Chief Financial Officer Gerry McClinton will review the Company’s financial results, as well as the Company’s strategy and outlook.  The webcast will be pre-recorded as the Capstone Executive Team and Associates are working on a remote basis due to the COVID – 19.
Year End 2019 Financial Results Conference Call
Tuesday, March 31, 2020
10:30 a.m. Eastern Time
Phone: (201) 689-8562
Internet webcast link available at: www.capstonecompaniesinc.com
A telephonic replay will be available from 1:30 p.m. ET the day of the call until Tuesday, April 7, 2020.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13699670.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.
Capstone Companies, Inc. is a public holding company that engages, through its wholly owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing and marketing of consumer products to retail channels throughout North America and international markets.

Visit our newly launched websites; www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com and www.capstoneconnectedhome.com for information on our current product offerings.

Important Message Regarding COVID – 19

As the COVID-19 pandemic continues to spread around the world, Capstone is considering all recommended and required steps to ensure its employees’ health and safety in its workplaces.

We are following closely the recommendations of the Center for Disease Control and Prevention, Department of Homeland Security, State Department and local government guidelines and recommendations and the World Health Organization guidelines as applicable to our overseas’ offices.

We are committed to maintaining business reporting; however, we may need to modify the norm in doing so due to employees working remotely and the possibility of temporary office closures.

For more information, contact:
Company:
Aimee C. Brown
Corporate Secretary
(954) 252-3440, ext. 313